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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF VISTA GOLD CORP.


   NAME OF SUBSIDIARY                                   JURISDICTION OF ORGANIZATION
   ------------------                                   ----------------------------
   Vista Gold Holdings Inc.(1)                              Nevada
   Vista Gold U.S. Inc.(2)                                  Delaware
   Vista Nevada Corp.(2)                                    Nevada
   Idaho Gold Resources LLC(2)                              Idaho
   Hycroft Resources & Development, Inc.(2)                 Nevada
   Hycroft Lewis Mine, Inc.(3)                              Nevada
   Granges Inc.(1)                                          British Columbia, Canada
   Minera Paredones Amarillos S.A. de C.V.(1)               Mexico
   Vista Gold (Antigua) Corp.(1)                            Antigua
   Compania Inversora Vista S.A.(4)                         Bolivia
   Minera Nueva Vista S.A.(5)                               Bolivia
   Compania Exploradora Vistex S.A.(5)                      Bolivia

1  100% owned by Vista Gold Corp.
2  100% owned by Vista Gold Holdings Inc.
3  100% owned by Hycroft Resources & Development, Inc.
4  100% owned by Vista Gold (Antigua) Corp.
5  100% owned by Compania Inversora Vista S.A.